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                                                            Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-98266 of Puretec Corporation on Form S-8 and Registration Statement No. 33-98190 on Form S-3 of our report dated November 12, 1996 appearing in this Annual Report on Form 10-K of Puretec Corporation for the year ended July 31, 1996.

Deloitte & Touche LLP

Parsippany, New Jersey
November 12, 1996